EXHIBIT - CERTIFICATE OF FILING

      A  conformed copy of Entergy Corporation's Form U-9C-3  for
the   quarter  ended  December  31,  1999,  was  filed  with  the following:

Mary W. Cochran, Esq.                Norma K. Scogin, Esq.
Arkansas Public Service Commission   Texas Attorney General's Office
1000 Center Street                   300 West 15th Street/10th Floor
Little Rock, AR  72201               Austin, TX  78701

Lawrence C. St. Blanc, Secretary     Sherry A. Quirk, Esq.
Louisiana Public Service Commission  Verner, Liipfert, Bernhard,
Post Office Box 91154                McPherson and Hand
Baton Rouge, LA  70821-9154          901 15th Street, NW/Suite 700
                                     Washington, DC  20005-2301

William Bruce McKinley, Esq.         Frank Spencer, Esq.
Mississippi Public Service           Assistant Attorney General
Commission                           Mississippi Attorney General's
Walter Silers State Office Building  Office
550 High Street/19th Floor           Post Office Box 22947
Jackson, MS  39215                   Jackson, MS  39225

George W. Fleming, Esq.              Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff   Central Records - PUCT
Post Office Box 1174                 1701 N. Congress
Jackson, MS  39215                   Austin, TX  78711

Ms. Jacquelyn M. Frick, Director     Hon. Emma J. Williams, Clerk of
City Council Utilities Regulatory    Council
Office                               City of New Orleans
Room 6E07, City Hall                 Room 1E04, City Hall
1300 Perdido Street                  1300 Perdido Street
New Orleans, LA  70112               New Orleans, LA  70112


                                     Entergy Corporation



                                     By:  /s/ Nathan E. Langston
                                             Nathan E. Langston
                                          Vice President and Chief
                                             Accounting Officer


Dated: May 30, 2000